Exhibit 99.1

LUMINEX CORPORATION REPORTS FIRST QUARTER 2013 RESULTS
GAINED FDA CLEARANCE FOR NOVEL GASTROINTESTINAL PATHOGEN PANEL

AUSTIN, Texas (April 29, 2013) - Luminex Corporation (NASDAQ:LMNX) today announced financial results for the first quarter ended March 31, 2013. Financial and operating highlights include the following:

•	Consolidated first quarter revenue was $53.2 million, a 9 percent increase over the first quarter of 2012

•	Consolidated gross profit margin was 71 percent for the first quarter of 2013, compared to 69 percent for the first quarter of 2012

•
Non-GAAP net income for the first quarter was $7.9 million or $0.19 per diluted share. This compares to non-GAAP net income of $6.6 million, or $0.15 per diluted share for the first quarter of 2012. GAAP net loss for the first quarter was $2.5 million, or ($0.06) per diluted share.after a charge of $7.0 million associated with finalizing the termination of our molecular distribution agreements. This compares to GAAP net income of $3.5 million, or $0.08 per diluted share in the first quarter of 2012 (see the reconciliation of GAAP to non-GAAP set forth on page 7)

•	Received FDA clearance for the xTAG Gastrointestinal Pathogen Panel (xMAP® GPP™) on the LX200 system in January and on the MAGPIX system in April

•
Signed a collaboration and license agreement with Merck (NYSE: MRK) to develop a companion diagnostic that will help screen patients into Merck's lead investigational candidate drug study for Alzheimer's disease (AD)

“Our royalty revenue grew 23% while our total cumulative shipments of multiplexing analyzers expanded to almost 10,000 units, or 11% over the year ago period, both of which indicate the strong ongoing demand for our proprietary technology,” said Patrick J. Balthrop, president and chief executive officer of Luminex. "Furthermore, the company's successful transition to a direct molecular diagnostic sales force, effective January 1, 2013, was an important step in our ability to directly control the growth of our assay revenues going forward. We now have direct coverage of our molecular diagnostic products in the U.S. and major markets internationally. The customer response has been very positive,” added Balthrop. “In other strategic initiatives, we continue to make good progress with our unique sample to answer system, called Project ARIES, which we will be demonstrating to key opinion leaders at the upcoming Clinical Virology Symposium in Florida.

We continue to be pleased with the expansion of our product offerings in infectious disease and genetic testing, particularly with the recent FDA clearance of GPP running on MAGPIX, our lower cost multiplexing analyzer. With new assays like GPP and the exciting portfolio from Luminex Madison, we are positioned for continued growth,” Balthrop concluded.

REVENUE SUMMARY
(in thousands, except percentages)

	Three Months Ended
	March 31,		Variance
	2013	2012	($)	(%)
	(unaudited)

System sales	$6,557	$6,998	$(441)	(6)%
Consumable sales	11,897	11,900	(3)	—%
Royalty revenue	10,109	8,242	1,867	23%
Assay revenue	18,324	17,297	1,027	6%
All other revenue	6,313	4,290	2,023	47%
	$53,200	$48,727	$4,473	9%

“We are pleased with the overall financial performance in the first quarter of 2013, as Luminex transitions to a direct molecular diagnostic salesforce and invests in exciting strategic programs, like Project ARIES,” said Harriss T. Currie, senior vice president and chief financial officer. “As reviewed previously, operating expenses for the current quarter included a $7.0 million charge attributable to finalizing the termination of our molecular diagnostic distribution arrangements. If you exclude this charge, operating margin for the first quarter would be 10%. Investment in our new Project Aries system was robust during the quarter and added just over $3 million to R&D expenses for our ARP segment during the period.”

LUMINEX CORPORATION
REPORTABLE SEGMENT HIGHLIGHTS
(in thousands, except percentages)

	Three Months Ended
	March 31,		Variance
	2013	2012	($)	(%)
	(unaudited)
Revenue
Technology and strategic partnerships	$31,869	$30,209	$1,660	5%
Assays and related products	21,331	18,518	2,813	15%
Total Revenue	53,200	48,727	4,473	9%

Operating income (loss)
Technology and strategic partnerships	7,681	7,230	451	6%
Assays and related products	(9,233)	(1,622)	(7,611)	(469)%
Total Operating income (loss)	(1,552)	5,608	(7,160)	(128)%

FINANCIAL OUTLOOK AND GUIDANCE

The Company reaffirms its 2013 annual revenue guidance of between $220 and $230 million.

CONFERENCE CALL

Management will host a conference call to discuss the operating highlights and financial results for the first quarter ended March 31, 2013, on Monday, April 29, 2013, at 4:00 p.m. Central time/ 5:00 p.m. Eastern time. The conference call will be webcast live and will be accompanied by a slide presentation, both of which may be accessed at Luminex Corporation's website at http://www.luminexcorp.com. Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call and slides will be archived for six months on the website using the 'replay' link.

Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company's xMAP system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company's xMAP technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex or xMAP can be obtained on the Internet at http://www.luminexcorp.com.

Statements made in this release that express Luminex's or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding: the expansion of our installed base of multiplexing systems; our efforts to sell our molecular diagnostic products directly to end users; the development progress of our pipeline products, including Project Aries, NeoPlex4 and the NeoPlex System; anticipated FDA clearance of our products, including NeoPlex4 and the NeoPlex system and Project Aries; market acceptance of our products, including Gastrointestinal Pathogen Panel, Cystic Fibrosis, RVP FAST, 2D6 and other genetic testing products; our collaboration with Merck regarding an Alzheimer's diagnostic assay; the ability of our investment in current initiatives and new products to deliver high performance solutions, and drive long-term value for our shareholders; and, projected 2013 revenue. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company's actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex's actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex's products and technology, the Company's dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company's revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, our ability to sell products directly to end users, our ability to satisfy market needs with products that we sell, Luminex's ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company's strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against Luminex, risks relating to Luminex's foreign operations, risks and uncertainties associated with implementing our acquisition strategy and the ability to integrate acquired companies, or selected assets into our consolidated business operations, including the ability to recognize the benefits of our acquisitions, as well as the risks discussed under the heading "Risk Factors" in Luminex's Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements, including the financial guidance and 2013 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2013	2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$54,289	$42,789
Short-term investments	6,599	13,607
Accounts receivable, net	25,127	33,273
Inventories, net	32,332	29,937
Deferred income taxes	5,818	6,148
Prepaids and other	4,693	4,388

Total current assets	128,858	130,142

Property and equipment, net	26,588	26,229
Intangible assets, net	64,193	65,218
Deferred income taxes	12,812	12,819
Long-term investments	—	3,000
Goodwill	51,139	51,128
Other	9,286	8,463

Total assets	$292,876	$296,999

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,924	$9,650
Accrued liabilities	16,397	12,690
Deferred revenue	4,524	4,134
Current portion of long term debt	1,409	1,138

Total current liabilities	30,254	27,612

Long-term debt	1,403	1,702
Deferred revenue	2,791	2,933
Other	5,113	5,085

Total liabilities	39,561	37,332

Stockholders' equity:
Common stock	41	41
Additional paid-in capital	289,662	293,392
Accumulated other comprehensive gain	990	1,101
Accumulated deficit	(37,378)	(34,867)

Total stockholders' equity	253,315	259,667

Total liabilities and stockholders' equity	$292,876	$296,999

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2013	2012
	(unaudited)

Revenue	$53,200	$48,727
Cost of revenue	15,243	14,967

Gross profit	37,957	33,760

Operating expenses:
Research and development	12,714	10,137
Selling, general and administrative	25,766	16,915
Amortization of acquired intangible assets	1,029	1,100

Total operating expenses	39,509	28,152

(Loss) income from operations	(1,552)	5,608
Interest expense from long-term debt	(28)	(59)
Other income, net	(7)	57

(Loss) income before income taxes	(1,587)	5,606
Income taxes	(924)	(2,079)

Net (loss) income	$(2,511)	$3,527

Net (loss) income per share, basic	$(0.06)	$0.09

Shares used in computing net (loss) income per share, basic	40,887	40,919

Net (loss) income per share, diluted	$(0.06)	$0.08

Shares used in computing net (loss) income per share, diluted	40,887	42,805

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31,
	2012	2011
	(unaudited)
Cash flows from operating activities:
Net (loss) income	$(2,511)	$3,527
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	3,804	3,522
Stock-based compensation	2,432	2,643
Deferred income tax expense	700	553
Excess income tax expense (benefit) from employee stock-based awards	274	(297)
Loss on disposal of assets	18	—
Other	198	232
Changes in operating assets and liabilities:
Accounts receivable, net	8,095	(4,013)
Inventories, net	(2,404)	133
Other assets	(896)	40
Accounts payable	(1,731)	(486)
Accrued liabilities	1,777	(6,026)
Deferred revenue	263	143

Net cash provided by (used in) operating activities	10,019	(29)

Cash flows from investing activities:
Purchases of available-for-sale securities	(2,995)	(8,999)
Sales and maturities of available-for-sale securities	13,033	8,515
Purchase of property and equipment	(2,791)	(1,596)
Proceeds from sale of assets	31	—
Acquired technology rights	(930)	—

Net cash provided by (used in) investing activities	6,348	(2,080)

Cash flows from financing activities:
Proceeds from employee stock plans and issuance of common stock	1,401	657
Payments for stock repurchases	(5,775)	(5,448)
Excess income tax (expense) benefit from employee stock-based awards	(274)	297

Net cash used in financing activities	(4,648)	(4,494)

Effect of foreign currency exchange rate on cash	(219)	151
Change in cash and cash equivalents	11,500	(6,452)
Cash and cash equivalents, beginning of period	42,789	58,282

Cash and cash equivalents, end of period	$54,289	$51,830

LUMINEX CORPORATION
NON-GAAP RECONCILIATION
(in thousands)

	Three Months Ended
	March 31,
	2013	2012
	(unaudited)

Net (loss) income	$(2,511)	$3,527

Stock-based compensation	2,432	2,643
Amortization of acquired intangible assets	1,029	1,100
Costs associated with legal proceedings	113	—
Resolution of molecular diagnostic distribution agreements	7,000	—
Severance costs	330	71
Income tax effect of above adjusting items	(535)	(735)

Adjusted net income	$7,858	$6,606

Adjusted net income per share, basic	$0.19	$0.16

Shares used in computing adjusted net income per share, basic	40,887	40,919

Adjusted net income per share, diluted	$0.19	$0.15

Shares used in computing adjusted net income per share, diluted	41,750	42,805

The Company makes reference in this release to “non-GAAP net income” which excludes the impact of certain recurring and non-recurring expenses. The Company believes that excluding these items and their related tax effects from its financial results reflects operating results that are more indicative of the Company's ongoing operating performance while improving comparability to prior periods, and, as such may provide investors with an enhanced understanding of the Company's past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for income from operations, net income, net income per share or expense information prepared in accordance with GAAP.